Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR

ENDED DECEMBER 31, 2020

Tontitown, Arkansas, January 20, 2021......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $14.0 million, or diluted and basic earnings per share of $2.43, for the quarter ended December 31, 2020 and net income of $17.8 million, or diluted earnings per share of $3.09 ($3.10 basic), for the year ended December 31, 2020. These results compare to net loss of $13.6 million, or diluted and basic loss per share of $2.37, for the quarter ended December 31, 2019 and net income of $7.9 million, or diluted earnings per share of $1.34 ($1.35 basic), for the year ended December 31, 2019. Net income and diluted earnings per share for the fourth quarter and year ended December 31, 2019 include the negative impact of estimated amounts reserved for the anticipated settlements of certain lawsuits, and each of the above periods for 2019 and 2020 includes unrealized non-cash gains and losses associated with the Company’s investments in marketable equity securities. Adjusted net income and adjusted diluted earnings per share reflecting the impact of the settlements and unrealized non-cash gains and losses are reported in the non-GAAP financial measures tables at the end of this release.

Operating revenues increased 15.6% to $142.8 million for the fourth quarter of 2020 compared to $123.5 million for the fourth quarter of 2019. The increase in operating revenues includes a 33.4% decrease in fuel surcharge revenue from $16.8 million for the fourth quarter of 2019 to $11.2 million for the fourth quarter of 2020 as average fuel prices were lower during the fourth quarter of 2020 compared to the fourth quarter of 2019. For the year ended December 31, 2020, operating revenues decreased 5.3% to $486.8 million compared to $514.2 million for the year ended December 31, 2019. The decrease in operating revenues includes a 35.9% decrease in fuel surcharge revenue from $74.7 million for the year ended 2019 to $47.8 million for the year ended 2020 as average fuel prices were lower during 2020 compared to 2019.

Joe Vitiritto, President of the Company, commented, “I am proud of our team and these results reflect the progress made during the fourth quarter with some of our pricing goals and our ability to sustain most of our cost savings initiatives implemented earlier in the year. These quarterly results represent a record quarter for us as it relates to revenue and operating income, so it is satisfying for our hardworking drivers, shop and office teams to experience record results this early into implementing our improvement processes. Another highlight, despite the COVID related setbacks experienced earlier in the year, our logistics division was able to achieve record revenue and operating results on a full-year basis.

Although we implemented steps that allowed us to make progress in the quarter, the challenging driver market continues to be one of our biggest areas of focus. We were able to grow our manned truck count in the 4th quarter, but the driver market remained tight and it was difficult to both acquire and retain driving professionals at the levels we expect.”

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted net income and adjusted diluted earnings per share. The Company defines adjusted net income and adjusted diluted earnings per share as GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as expenses and reserves associated with certain litigation settlements and unrealized gains and losses on marketable equity securities, and any tax benefit associated with such items. Management believes that reporting adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. In addition, the adjusted results, although not a financial measure under GAAP, facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited) (in thousands, except earnings per share)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenue, before fuel surcharge	$131,546	$106,665	$438,987	$439,511
Fuel surcharge	11,204	16,832	47,838	74,666
Operating Revenues	142,750	123,497	486,825	514,177

Operating expenses and costs:
Salaries, wages and benefits	33,107	35,152	124,098	129,738
Operating supplies and expenses	21,409	24,933	84,275	98,420
Rent and purchased transportation	51,296	39,752	165,984	168,399
Depreciation	14,232	14,133	56,168	55,107
Insurance and claims	3,165	23,750	8,866	35,622
Other	2,727	3,440	13,138	13,761
Loss (gain) on disposition of equipment	444	221	373	583
Total operating expenses and costs	126,380	141,381	452,902	501,630

Operating income (loss)	16,370	(17,884)	33,923	12,547

Interest expense	(2,214)	(2,377)	(8,815)	(8,654)
Non-operating income (expense)	4,510	2,457	(1,699)	6,222

Income (loss) before income taxes	18,666	(17,804)	23,409	10,115
Income tax expense (benefit)	4,713	(4,168)	5,582	2,215

Net income (loss)	$13,953	$(13,636)	$17,827	$7,900

Diluted earnings (loss) per share	$2.43	$(2.37)	$3.09	$1.34

Average shares outstanding – Diluted	5,752	5,751	5,768	5,880

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Truckload Operations

Total miles (in thousands)	47,539	50,597	193,481	213,048
Operating ratio (1)	86.78%	120.95%	91.97%	97.67%
Empty miles factor	8.67%	7.78%	8.83%	7.34%
Revenue per total mile, before fuel surcharge	$1.96	$1.75	$1.75	$1.71
Total loads	87,017	92,878	349,803	396,465
Revenue per truck per work day	$758	$663	$663	$690
Revenue per truck per week	$3,788	$3,317	$3,317	$3,449
Average company-driver trucks	1,606	1,566	1,567	1,525
Average owner operator trucks	350	546	429	550

Logistics Operations
Total revenue (in thousands)	$38,234	$18,394	$101,458	$75,917
Operating ratio	89.46%	96.66%	93.28%	94.65%

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts

Reconciliation of Net Income (Loss) to Adjusted Net Income

(unaudited)

(in thousands, except earnings per share)

	Quarter ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income (loss) (GAAP)	$13,953	$(13,636)	$17,827	$7,900

Adjustments:
Adjustment to exclude unrealized (gain) loss recognized on marketable equity securities	(3,475)	(1,810)	3,345	(3,698)
Adjustment to exclude lawsuit settlement and reserve	-	19,901	-	19,901

Tax (expense) benefit of adjustment (2):
Exclusion of unrealized loss (gain) recognized	877	424	(798)	810
Exclusion of lawsuit settlement and reserve deduction	-	(4,659)	-	(4,358)

Adjusted net income (non-GAAP)	$11,355	$220	$20,374	$20,555

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts

Reconciliation of Diluted Earnings (Loss) Per Share to

Adjusted Diluted Earnings Per Share

(unaudited)

	Quarter ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income (loss) (GAAP)	$2.43	$(2.37)	$3.09	$1.34

Adjustments:
Adjustment to exclude unrealized (gain) loss recognized on marketable equity securities	(0.60)	(0.31)	0.58	(0.63)
Adjustment to exclude lawsuit settlement and reserve	-	3.46	-	3.39

Tax (expense) benefit of adjustment (2):
Exclusion of unrealized loss (gain) recognized	0.15	0.07	(0.14)	0.14
Exclusion of lawsuit settlement and reserve deduction	-	(0.81)	-	(0.74)

Adjusted diluted earnings per share (non-GAAP)	$1.98	$0.04	$3.53	$3.50

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1)

Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

2)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.